UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2008

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Enterprise Drive Plainsboro, NJ	08536
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 23, 2008, Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), entered into the following agreements for the acquisition of Theken Spine, LLC, Theken Disc, LLC and Therics, LLC (collectively, the “Theken Companies”): (i) Unit Purchase Agreement among the Company, Theken Spine, LLC, Randall R. Theken and the other members of Theken Spine, LLC set forth therein (the “Theken Spine Unit Purchase Agreement”); (ii) Unit Purchase Agreement among the Company, Theken Disc, LLC, Randall R. Theken and the other members of Theken Disc, LLC set forth therein; and (iii) Unit Purchase Agreement among the Company, Therics, LLC, Randall R. Theken and AFBS, Inc. (collectively, the “Unit Purchase Agreements”). Pursuant to the Unit Purchase Agreements, the Company will acquire all of the membership interests of each of the Theken Companies from Randall R. Theken, the majority member of each company (“Mr. Theken”), and the remaining minority members. In connection with the transaction, all appreciation rights previously issued by any of the Theken Companies are being cancelled and extinguished.

The aggregate purchase price for the Theken Companies payable at closing will be $75 million, on a cash-free, debt-free basis, allocated as follows: $47 million for Theken Spine, $20 million for Theken Disc and $8 million for Therics. In addition, under the Theken Spine Unit Purchase Agreement, the Company has agreed to pay up to $125 million in earn-out payments to the members and former appreciation rights holders of Theken Spine in accordance with a formula based on the net sales of the Theken Companies during a two-year period following the closing. In the event of a change of control or insolvency event with respect to the Company during the earn-out period, the earn-out payment is accelerated in an amount up to $55 million or, if greater, the amount payable pursuant to the net sales formula (in each case, less any earn-out payments made prior to such date).

Closing of the transactions under the Unit Purchase Agreements is subject to certain conditions, including receipt of specified consents and closing deliveries, and no material adverse change in the business or condition of the Theken Companies through closing. No further regulatory approvals are required as the parties previously filed the required notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the waiting period thereunder has expired.

The Unit Purchase Agreements contain customary representations and warranties for a transaction of this type regarding, among other things, each Theken Company’s organization, capitalization and equity ownership, the accuracy of its financial statements, the absence of certain changes or events since December 31, 2006, regulatory matters and compliance with applicable law. Similarly, the Company makes representations and warranties regarding, among other things, its corporate organization.

The Unit Purchase Agreements also include covenants governing, among other things, the Theken Companies’ operations outside the ordinary course of business prior to the closing, non-competition and non-solicitation provisions applicable to the selling members for a five-year period following the closing, and the management of the Theken Companies during the earn-out period. In addition, the Unit Purchase Agreements provide for indemnification rights for, among other things, breaches of representations, warranties and covenants by the parties, including, in the case of the Company, the right to offset indemnification claims against the earn-out payments.

The Unit Purchase Agreements contain certain termination rights allowing the Company and the sellers to terminate the agreement upon the occurrence of certain conditions, including the failure to consummate the transaction by January 31, 2009.

In connection with the transaction, Mr. Theken will enter into an employment agreement, to be effective at closing, pursuant to which he will serve as the President of each of the Theken Companies.

A copy of the Theken Spine Unit Purchase Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Theken Spine Unit Purchase Agreement is qualified in its entirety by reference to the full text of agreement attached hereto. The Theken Spine Unit Purchase Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to certain of the transactions described above, the Theken Spine Unit Purchase Agreement is not intended to be a source of factual, business or operational information about the parties.

As described above, the Unit Purchase Agreements contain representations and warranties that the Company and the sellers made to each other as of the date thereof or other specific dates, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and the sellers and are subject to important qualifications and limitations agreed to by the Company and the sellers in connection with negotiating the Unit Purchase Agreements. Accordingly, you should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk between the Company and the sellers rather than establishing matters as facts.

ITEM 7.01. REGULATION FD DISCLOSURE.

On July 24, 2007, the Company issued a press release announcing that it agreed to acquire the Theken Companies. This press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference as if set forth in full.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information contained in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Theken Spine Unit Purchase Agreement, dated as of July 23, 2008, by and among Integra LifeSciences Holdings Corporation, Theken Spine LLC, Randall R. Theken and the other members of Theken Spine, LLC party thereto

99.1	Press release issued July 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: July 24, 2008	By:	/s/ John B. Henneman, III

John B. Henneman, III
Executive Vice President, Finance and
Administration, and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
10.1	Theken Spine Unit Purchase Agreement, dated as of July 23, 2008, by and among Integra LifeSciences Holdings Corporation, Theken Spine LLC, Randall R. Theken and the other members of Theken Spine, LLC party thereto

99.1	Press release issued July 24, 2008